                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                       CENTENNIAL COMMUNICATIONS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                      LOGO
                        CENTENNIAL COMMUNICATIONS CORP.

                                 3349 Route 138
                             Wall, New Jersey 07719

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On October 2, 2003

     The 2003 Annual Meeting of Stockholders of Centennial Communications Corp. (the "Company" or "Centennial") will be held at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, NY 10022, on Thursday, October 2, 2003, at 11:00 a.m., local time. The purposes of the meeting are:

     1. To elect nine directors to serve until the next Annual Meeting of Stockholders and thereafter until their successors are elected and qualified.

     2. To approve the Centennial Communications Corp. and Its Subsidiaries 2003 Employee Stock Purchase Plan.

     3. To ratify the selection by the Audit Committee of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2004.

     4. To transact such other business as may properly come before the meeting.

     We cordially invite all stockholders to attend. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy. The Board of Directors has set August 18, 2003 as the record date for the Annual Meeting. This means that owners of common stock at the close of business on that date are entitled to receive notice of and vote at the Annual Meeting.

     We enclose with this Notice the Company's Proxy Statement for the Annual Meeting and the Company's 2003 Annual Report to Stockholders.

                                          By Order of the Board of Directors

                                          /s/ Tony L. Wolk
                                          TONY L. WOLK
                                          Senior Vice President, General Counsel
                                          and Secretary
September 12, 2003

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES, OR VOTE BY PHONE OR VIA THE INTERNET. THE PROXY, OR ANY VOTE BY PHONE OR THE INTERNET, IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS USE AT THE ANNUAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED, OR VOTED BY PHONE OR THE INTERNET, TO ASSURE THAT ALL YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING.

                                      LOGO
                        CENTENNIAL COMMUNICATIONS CORP.

                                 3349 Route 138
                             Wall, New Jersey 07719
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

GENERAL

     The Board of Directors of Centennial Communications Corp. ("Centennial," the "Company," "we" or "us") is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at our 2003 Annual Meeting of Stockholders to be held at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, NY 10022, on Thursday, October 2, 2003 at 11:00 a.m., local time, and at any adjournment or adjournments of the Annual Meeting. This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about September 12, 2003.

     At the Annual Meeting, stockholders of the Company will be asked to:

     1. elect nine directors to serve until the next Annual Meeting of Stockholders and thereafter until their successors are elected and qualified;

     2. approve the Centennial Communications Corp. and Its Subsidiaries 2003 Employee Stock Purchase Plan; and

     3. ratify the selection by the Audit Committee of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending May 31, 2004.

     Stockholders may also consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The close of business on August 18, 2003 has been selected as the record date for determining the holders of outstanding shares of our common stock entitled to receive notice of and vote at the Annual Meeting. On August 18, 2003, there were 95,862,452 shares of common stock outstanding. Holders of common stock are entitled to one vote per share. All shares of common stock will vote together as one class on all questions that come before the Annual Meeting.

QUORUM AND VOTE REQUIRED

     To carry on the business of the Annual Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be present at the Annual Meeting, either by proxy or in person. Shares of common stock represented by a properly signed and returned proxy are considered present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes are counted as present at the Annual Meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

     Directors will be elected by a plurality vote of the combined voting power of all shares of common stock present in person or by proxy and voting at the Annual Meeting. Accordingly, votes "withheld" from director-nominee(s) will not count against the election of such nominee(s).

     Approval of the other proposals described in this Proxy Statement, or any other matter that may come before the Annual Meeting, will be determined by the vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and voting on such matters. Abstentions and broker non-votes as to particular matters will not count as votes cast for or against such matters and will not be included in calculating the number of votes necessary for approval of such matters.

VIEWING MATERIALS OVER THE INTERNET

     You can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record you can choose this option and save us the cost of producing and mailing these documents. To do so, please mark the designated box on the proxy card or follow the instructions if you vote by telephone or over the Internet. If you own common shares through a bank, broker or other holder of record, the holder of record may send you instructions on how to view future Proxy Statements and Annual Reports over the Internet. If you have not received these instructions and you would like to view these materials over the Internet, please contact the holder of record. If you choose to view the materials online, next year you will receive a proxy card or voting instructions with the Internet address where you can find the materials. Please be aware that you may have to pay for certain costs in connection with online viewing, such as Internet access and telephone charges. Your election to view our Proxy Statements and Annual Reports over the Internet will save the cost of producing and mailing these documents.

HOW TO VOTE

     Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing. You may vote in one of the following ways:

          By Telephone. If you are located in the U.S., you can vote your shares by calling the toll-free telephone number on your proxy card. You may vote by telephone 24 hours a day through 4:00 p.m., Eastern time, on Wednesday October 1, 2003. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

          Over the Internet. You can also vote your shares over the Internet. Your proxy card indicates the web site you may access for Internet voting. You may vote over the Internet 24 hours a day through 4:00 p.m., Eastern time, on Wednesday, October 1, 2003. As with telephone voting, you will be able to confirm that the system has properly recorded your vote. If you are an owner in street name, please follow the instructions that accompany your proxy materials. You may incur costs such as telephone and Internet access charges if you vote over the Internet.

          By Mail. If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, please complete and mail the voting instruction card.

          At the Annual Meeting. The way you vote your shares now will not limit your right to change your vote at the Annual Meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the Annual Meeting.

          All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as our Board of Directors recommends, namely (1) FOR the election of the nine persons named under "Election of Directors," (2) FOR the approval of the Centennial Communications Corp. and Its Subsidiaries 2003 Employee Stock Purchase Plan and (3) FOR ratification of the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending May 31, 2004. The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.

          Revocation of Proxies. You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our General Counsel, Tony L. Wolk, at Centennial Communications Corp., 3349 Route 138, Wall, New Jersey 07719, (2) submit a later-dated proxy (or voting instructions if you hold shares in street name), (3) provide subsequent telephone or Internet voting instructions or (4) vote in person at the Annual Meeting.

COST OF SOLICITATION

     We will pay all costs of soliciting the enclosed proxies. In addition to solicitation by mail, our officers and regular employees may solicit proxies by telephone or facsimile or in person. We also will request persons who hold shares in their names for others to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and we will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The table below contains information regarding the beneficial ownership of our common stock as of August 4, 2003 by each stockholder who owns beneficially 5% or more of our common stock.

     As used throughout this Proxy Statement, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date. The number of shares beneficially owned by each stockholder is determined according to the rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under current rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the "beneficial owners" of the same shares.

     Unless otherwise noted in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned. The percentage ownership of each stockholder is calculated based on 95,857,352 shares of common stock outstanding on August 4, 2003.

                                                                                   NUMBER OF SHARES     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                              BENEFICIALLY OWNED    OF CLASS
------------------------------------                                              ------------------    --------
Welsh, Carson, Anderson & Stowe VIII, L.P.(1)...................................      51,262,086          53.5%
WCAS Capital Partners III, L.P.(1)..............................................       4,879,521           5.1%
Blackstone Investors(2).........................................................      28,172,043          29.4%
Thomas E. McInerney(3)..........................................................      56,141,607          58.6%
Anthony J. de Nicola(4).........................................................      56,141,607          58.6%
James R. Matthews(5)............................................................      45,224,364          47.2%
Lawrence H. Guffey(6)...........................................................      28,172,043          29.4%
David M. Tolley(6)..............................................................      28,172,043          29.4%

---------------
(1) The address for Welsh, Carson, Anderson & Stowe VIII, L.P. and WCAS Capital Partners III, L.P. is 320 Park Avenue, Suite 2500, New York, New York 10022. Certain of the shares reflected as owned by Welsh, Carson, Anderson & Stowe VIII, L.P. are owned beneficially and of record by Welsh, Carson, Anderson & Stowe VII, L.P. (5,833,053) and WCAS Information Partners, L.P. (204,669), limited partnerships affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. An aggregate of 2,102,364 shares included as beneficially owned by Welsh, Carson, Anderson & Stowe VIII, L.P. are owned beneficially and of record by individuals who are managing members of the limited liability company that serves as its sole general partner, including Messrs. McInerney, de Nicola and Matthews, and individuals employed by its investment advisor. Messrs. McInerney, de Nicola and Matthews may be deemed to share beneficial ownership of the shares owned by Welsh, Carson, Anderson & Stowe VIII, L.P., and disclaim beneficial ownership of such shares except to the extent owned of record by them.

(2) The shares beneficially owned by Blackstone Investors are owned by Blackstone CCC Capital Partners L.P. (22,413,222), Blackstone CCC Offshore Capital Partners L.P. (4,068,495) and Blackstone Family Investment Partnership III L.P. (1,690,326). Blackstone Management Associates III L.L.C. ("BMA") is the general partner of each of these partnerships, and Messrs. Peter G. Peterson and Stephen A. Schwarzman, as the founding members of BMA, may be deemed to share, together with BMA, beneficial ownership of such shares. The address of Blackstone Investors, BMA and Messrs. Peterson and Schwarzman is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154. Messrs. Peterson, Schwarzman and Guffey, each of whom are partners of BMA, and Mr. Tolley, who is a principal of affiliates of BMA, disclaim beneficial ownership of such shares.

(3) Mr. McInerney, a director of Centennial, owns of record 465,984 shares of common stock. Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Information Partners, L.P., WCAS Capital Partners III, L.P. and individuals who are managing members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII's general partner, affiliates of Mr. McInerney, own the remaining shares of common stock reflected as beneficially owned by Mr. McInerney. Mr. McInerney disclaims beneficial ownership of such shares except to the extent owned of record by him.

(4) Mr. de Nicola, a director of Centennial, beneficially owns 40,932 shares of common stock that are owned of record by a family partnership. Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Information Partners, L.P., WCAS Capital Partners III, L.P. and individuals who are managing members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII's general partner, affiliates of Mr. de Nicola, own the remaining shares of common stock reflected as beneficially owned by Mr. de Nicola. Mr. de Nicola disclaims beneficial ownership of such shares except to the extent owned of record by him.

(5) Mr. Matthews, a director of Centennial, does not own of record any shares of common stock. Welsh, Carson, Anderson & Stowe VIII, L.P. and individuals who are managing members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII's general partner, affiliates of Mr. Matthews, own the shares of common stock reflected as beneficially owned by Mr. Matthews. Mr. Matthews disclaims beneficial ownership of such shares.

(6) Messrs. Guffey and Tolley, directors of Centennial, do not own of record any shares of common stock. Blackstone CCC Capital Partners L.P., Blackstone CCC Offshore Partners L.P. and Blackstone Family Investment Partnership III L.P., entities which Messrs. Guffey and Tolley are affiliated with, own all of the shares of common stock reflected as beneficially owned by them. Messrs. Guffey and Tolley disclaim beneficial ownership of such shares.

     Certain of our principal stockholders are parties to a stockholders agreement that is described in detail under "Certain Relationships and Related Transactions" below.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Nine persons have been nominated for election as directors to serve until the 2004 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees are currently directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE BELOW-NAMED NOMINEES.

     Under the amended and restated stockholders agreement described in detail under "Certain Relationships and Related Transactions," our principal stockholders have agreed to establish and maintain a Board of Directors consisting of nine members. The parties entered into the amended and restated stockholders agreement in connection with the January 1999 merger in which these stockholders acquired a controlling ownership interest (then 92.9%) in the Company. Pursuant to the amended and restated stockholders agreement as currently in effect, our principal stockholders have agreed to vote for the election of our directors as described below:

     - So long as the Welsh Carson investors own 25% of the common stock (as adjusted for stock splits) owned by them on January 20, 1999, they can elect three directors. Currently Thomas E. McInerney, Anthony J. de Nicola and James R. Matthews serve as the Welsh Carson investors' board representatives. The chairman of our Board of Directors, who is currently Thomas E. McInerney, is selected by the Welsh Carson investors.

     - So long as the Blackstone investors own 25% of the common stock (as adjusted for stock splits) owned by them on January 20, 1999, they can elect two directors. Currently Lawrence H. Guffey and David M. Tolley serve as the Blackstone investors' board representatives.

     - Our Chief Executive Officer, Michael J. Small, also is to serve on our Board of Directors.

     - Up to three additional directors are elected by all of the stockholders, including our principal stockholders. These outside directors must be qualified as independent directors under the rules applicable to any company whose securities are traded on the Nasdaq National Market and cannot be an employee or officer of Centennial or any of our stockholders who are party to the amended and restated stockholders agreement.

     In connection with a proposed offering of common stock by us announced on September 11, 2003, the amended and restated stockholders agreement was further amended. The effectiveness of such amendments is conditioned upon the completion of the offering. Upon effectiveness of these amendments, among other things:

     - The number of directors that the Welsh Carson investors may elect will be increased from three to four.

     - The number of directors that The Blackstone Group investors may elect will be reduced to one, and they will also be entitled to name one non-voting observer to the Board. The Blackstone Group investors' right to name such director and observer will cease when the Blackstone Group investors no longer own 33% of the common stock (adjusted for stock splits) owned by them on January 20, 1999. The Blackstone Group investors have agreed to cause the resignation or removal of one of their representatives from our Board no later than the day following the Annual Meeting.

     For more information about the amendment to the amended and restated stockholders agreement, see "Certain Relationships and Related
Transactions -- Stockholders Agreement."

     The parties to the amended and restated stockholders agreement will vote for the election of the nominees named below unless, by reason of death or other unexpected occurrence, one or more of such nominees is not available for election. If a nominee is unavailable to serve, the parties to the stockholders agreement, and in the absence of instructions to the contrary the proxy holders named in the accompanying proxy, will vote for a substitute nominee or nominees designated by the Board of Directors or the respective party to the stockholders agreement, or, if no substitute nominee or nominees are so designated, the membership of the Board of Directors will be reduced. The Board of Directors has no reason to believe that any of the nominees listed below will not be available to serve.

     On September 10, 2003, Carmen Ana Culpeper resigned from our Board of Directors. Ms. Culpeper also served as a member of our Audit Committee. On September 10, 2003, James P. Pellow was appointed to our Board of Directors and to our Audit Committee.

     The following table sets forth certain information concerning the nominees for director and their ownership of common stock as of August 4, 2003.

NOMINEE, AGE, YEAR                     PRINCIPAL OCCUPATION, OTHER BUSINESS         NUMBER OF SHARES    PERCENT
FIRST BECAME DIRECTOR                   EXPERIENCE AND OTHER DIRECTORSHIPS         BENEFICIALLY OWNED   OF CLASS
---------------------            ------------------------------------------------  ------------------   --------
Thomas E. McInerney(1)           Mr. McInerney is currently a director and the        56,141,607(2)      58.6%
Age: 61                          Chairman of the Board of Directors of the
Director since January 7, 1999   Company. He joined Welsh, Carson, Anderson &
                                 Stowe in 1986 and is a managing member or
[Thomas E. McInerney Photo]      general partner of the respective sole general
                                 partners of Welsh, Carson, Anderson & Stowe
                                 VIII, L.P. and other associated investment
                                 partnerships. He is a director of The BISYS
                                 Group, Inc., Savvis Communications Corporation,
                                 along with Mr. Pellow, and several private
                                 companies. Mr. McInerney is also a member of the
                                 Board of Trustees of St. John's University.

NOMINEE, AGE, YEAR                     PRINCIPAL OCCUPATION, OTHER BUSINESS         NUMBER OF SHARES    PERCENT
FIRST BECAME DIRECTOR                   EXPERIENCE AND OTHER DIRECTORSHIPS         BENEFICIALLY OWNED   OF CLASS
---------------------            ------------------------------------------------  ------------------   --------
Anthony J. de Nicola(1)          Mr. de Nicola is currently a director of the         56,141,607(3)      58.6%
Age: 39                          Company. He joined Welsh, Carson, Anderson &
Director since January 7, 1999   Stowe in 1994 and is a managing member or
                                 general partner of the respective sole general
[Anthony J. de Nicola Photo]     partners of Welsh, Carson, Anderson & Stowe
                                 VIII, L.P. and other associated investment
                                 partnerships. Previously he worked for William
                                 Blair & Co. for four years in the merchant
                                 banking area. He is a director of Valor
                                 Telecommunications, LLC, Alliance Data Systems
                                 Corporation, Dex Media, Inc. and several private
                                 companies.

Lawrence H. Guffey(1)            Mr. Guffey is currently a director of the            28,172,043(4)      29.4%
Age: 35                          Company. He also served as a director of the
Director since October 3, 2002   Company from January 1999 to March 2001. He is a
                                 senior managing director of The Blackstone Group
[Lawrence H. Guffey Photo]       L.P. and has been with Blackstone since 1991.
                                 Mr. Guffey is a director of several private
                                 companies.

James R. Matthews                Mr. Matthews is currently a director of the          45,224,364(5)      47.2%
Age: 36                          Company. He joined Welsh, Carson, Anderson &
Director since July 24, 2001     Stowe in 2000 and is a managing member or
                                 general partner of the respective sole general
[James R. Matthews Photo]        partners of Welsh, Carson, Anderson & Stowe
                                 VIII, L.P. and other associated investment
                                 partnerships. Previously, he was a general
                                 partner at J.H. Whitney & Co., a private equity
                                 firm where he worked for six years. He is a
                                 director of several private companies.

NOMINEE, AGE, YEAR                     PRINCIPAL OCCUPATION, OTHER BUSINESS         NUMBER OF SHARES    PERCENT
FIRST BECAME DIRECTOR                   EXPERIENCE AND OTHER DIRECTORSHIPS         BENEFICIALLY OWNED   OF CLASS
---------------------            ------------------------------------------------  ------------------   --------
James P. Pellow(6)               Mr. Pellow is currently a director of the                     -0-           *
Age: 42                          Company. Mr. Pellow has served as the Executive
Director since September 10,     Vice President and Treasurer of St. John's
2003                             University since 1999. Mr. Pellow has served at
                                 St. John's University in various capacities
[James P. Pellow Photo]          since 1991. From 1998 until 1999, he served as
                                 Senior Vice President and Treasurer; from 1996
                                 until 1998, he served as Vice President for
                                 Finance and Treasurer; from 1995 until 1996, he
                                 served as Vice President for Business Affairs;
                                 from 1993 until 1995, he served as Associate
                                 Vice President for Business Affairs and
                                 Controller; and from 1991 until 1993, Mr. Pellow
                                 served as Assistant Treasurer and Controller.
                                 Mr. Pellow has also worked at the accounting
                                 firm of Coopers & Lybrand and at Chapdelaine &
                                 Co., a New York City municipal bond brokerage
                                 firm. He, along with Mr. McInerney, is also a
                                 director of Savvis Communications Corporation.
                                 Mr. Pellow is a C.P.A. and received a B.B.A. and
                                 an M.B.A. from Niagara University.
Michael J. Small                 Mr. Small is currently a director of the              1,043,471(7)       1.1%
Age: 45                          Company. He has been chief executive officer of
Director since January 7, 1999   the Company since January 1999. Prior to joining
                                 the Company, Mr. Small served as executive vice
[Michael J. Small Photo]         president and chief financial officer of 360
                                 degrees Communications Company (now a subsidiary
                                 of ALLTEL Corporation) from 1995 to 1998. Prior
                                 to 1995, he served as president of Lynch
                                 Corporation, a diversified acquisition-oriented
                                 company with operations in telecommunications,
                                 manufacturing and transportation services.

David M. Tolley                  Mr. Tolley is currently a director of the            28,172,043(4)      29.4%
Age: 36                          Company. He is a principal of The Blackstone
Director since July 24, 2001     Group L.P. and has been with Blackstone since
                                 May 2000. From 1995 to 2000, he was with Morgan
[David M. Tolley Photo]          Stanley, most recently as vice president, where
                                 he worked with a variety of clients in the
                                 telecommunications industry.

NOMINEE, AGE, YEAR                     PRINCIPAL OCCUPATION, OTHER BUSINESS         NUMBER OF SHARES    PERCENT
FIRST BECAME DIRECTOR                   EXPERIENCE AND OTHER DIRECTORSHIPS         BENEFICIALLY OWNED   OF CLASS
---------------------            ------------------------------------------------  ------------------   --------
J. Stephen Vanderwoude(6)        Mr. Vanderwoude is currently a director of the           21,000(8)          *
Age: 59                          Company. Since 1996, he has been chairman and
Director since October 20, 1999  chief executive officer of Madison River
                                 Telephone Company LLC, a company that acquires
[J. Stephen Vanderwoude Photo]   and operates rural communications networks.
                                 Previously, he was president, chief executive
                                 officer and a director of Powerhouse
                                 Technologies, Inc. and a director of V-Band
                                 Corporation. He is currently a director of First
                                 Midwest Bancorp. He formerly was president and
                                 chief operating officer and a director of Centel
                                 Corporation and president of the local
                                 telecommunications division of Sprint
                                 Corporation.

Ellen C. Wolf(6)                 Ms. Wolf is currently a director of the Company.              -0-           *
Age: 49                          She has been chief financial officer of American
Director since January 24, 2003  Water, Inc. since 1999. Prior to joining
                                 American Water, Ms. Wolf spent twelve years with
[Ellen C. Wolf Photo]            Bell Atlantic, most recently as the vice
                                 president - treasurer of Bell Atlantic
                                 Corporation. Prior to joining Bell Atlantic, Ms.
                                 Wolf spent eight years with the accounting firm
                                 of Deloitte Haskins & Sells.

---------------
 *  Less than 1%.

(1) Member of the Compensation Committee.

(2) See note (3) to the table under "Principal Stockholders of the Company."

(3) See note (4) to the table under "Principal Stockholders of the Company."

(4) See note (6) to the table under "Principal Stockholders of the Company."

(5) See note (5) to the table under "Principal Stockholders of the Company."

(6) Member of the Audit Committee.

(7) Consists of 168,889 shares that Mr. Small owns directly and 874,582 shares that Mr. Small has the right to acquire pursuant to stock option grants.

(8) Consists of 3,000 shares that Mr. Vanderwoude owns directly and 18,000 shares that Mr. Vanderwoude has the right to acquire pursuant to a stock option grant.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met five times during the fiscal year ended May 31, 2003. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the committees of which said director was a member that were held during the period he or she was a director or member, except Mr. Guffey.

     The Board of Directors has a Compensation Committee and an Audit Committee. Our Compensation Committee consists of Thomas E. McInerney (chairman), Anthony
J. de Nicola and Lawrence H. Guffey.

The Compensation Committee determines the compensation for our chief executive officer and other senior management. Our Compensation Committee, to the extent not otherwise approved by the full Board of Directors, also administers, determines the participants under and selects the recipients of awards under our 1999 Stock Option and Restricted Stock Purchase Plan. The Compensation Committee met three times during the fiscal year ended May 31, 2003.

     Our Audit Committee consists of J. Stephen Vanderwoude (chairman), Ellen C. Wolf and James P. Pellow. Mr. Pellow succeeded Carmen Ana Culpeper, who was a member of the Audit Committee until her resignation as a director in September 2003. The primary responsibilities of the Audit Committee are described in the Audit Committee charter that was adopted by our Board of Directors in July 2003 and is attached to this Proxy Statement as Exhibit A. The functions of the Audit Committee and its activities during the past fiscal year are described under the heading Audit Committee Report. The Board of Directors has determined that each member of the Audit Committee is, and, when she was a member of the Audit Committee, Ms. Culpeper was, "independent" within the definition contained in applicable rules. In making this determination with respect to Mr. Pellow, the Board of Directors considered that Mr. Pellow is the executive vice president and treasurer of St. John's University and that Mr. McInerney, our Chairman and a managing member or general partner of the respective sole general partners of Welsh, Carson, Anderson & Stowe VIII, L.P. and associated investment partnerships, is a member of the Board of Trustees of St. John's University and has made significant charitable contributions to St. John's University in his individual capacity over the last several years. The Board of Directors determined, after considering Mr. McInerney's relationship with St. John's University, including the size of his contributions relative to the size of St. John's University's revenues and the fact that the contributions were made by Mr. McInerney personally and not by the Company or by Welsh, Carson, Anderson & Stowe VIII, L.P. or its associated entities, that these relationships with St. John's University would not interfere with Mr. Pellow's exercise of independent judgment in carrying out his responsibilities as a director. Furthermore, the Board of Directors has determined that at least one member of the Audit Committee would be a "financial expert" as defined in Section 407 of the Sarbanes-Oxley Act. The Audit Committee met eleven times during the fiscal year ended May 31, 2003.

     We have not designated a nominating committee or other committee performing a similar function. Such matters, to the extent not dealt with in the amended and restated stockholders agreement, are discussed by the Board of Directors as a whole.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. The SEC rules also require such reporting persons to furnish us with a copy of all Section 16(a) forms they file. As a matter of practice, the Company typically files the Section 16(a) forms on behalf of its executive officers and directors, other than the Welsh Carson and Blackstone directors. Based solely on a review of the copies of the forms which we received and written representations from certain reporting persons, we believe that, during the fiscal year ended May 31, 2003, all Section 16(a) filing requirements applicable to our reporting persons were met, with the exception of inadvertent late filings by (i) Messrs. Small, Mayberry, Cogar, Bucks and Wolk of one report each in December 2002 relating to the cancellation of certain stock options in connection with the Company's Option Exchange Program (see "Compensation Committee Report on Executive Compensation") and (ii) Mr. Vanderwoude and Carmen Ana Culpeper, a former director of the Company, of one report each in October 2002 relating to an annual award of stock options to purchase 4,500 shares of our common stock.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth certain information for each of our last three fiscal years with respect to compensation awarded to, earned by or paid to our Chief Executive Officer and each of our other four most highly compensated executive officers (based on amounts reported as salary and bonus for fiscal
2003), as well as our former President and Chief Operating Officer (collectively the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                        COMPENSATION AWARDS
                                                                       ---------------------
                                                 ANNUAL COMPENSATION   RESTRICTED
                                        FISCAL   -------------------     STOCK      OPTIONS/      ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR     SALARY     BONUS     AWARDS($)    SARS(#)    COMPENSATION($)
     ---------------------------        ------   --------   --------   ----------   --------   ---------------
Michael J. Small......................   2003    $340,000   $434,235(1)      -0-        -0-        $10,809(2)
  Chief Executive Officer                2002     340,000    200,487        -0-     300,000         11,593(2)
                                         2001     320,240    239,656        -0-     175,000          5,333(2)
Phillip H. Mayberry...................   2003     241,250    345,274(4)      -0-        -0-         10,463(2)(3)
  President --                           2002     220,000    176,037        -0-      60,000          8,274(2)(3)
  U.S. Wireless Operations               2001     200,360    110,971        -0-     100,000          2,541(2)(3)
Thomas J. Fitzpatrick.................   2003     216,562    161,822        -0-     375,000        100,000(2)(5)
  Executive Vice President,              2002         -0-        -0-        -0-         -0-            -0-
  Chief Financial Officer                2001         -0-        -0-        -0-         -0-            -0-
Thomas R. Cogar.......................   2003     205,000    148,750(7)      -0-        -0-         27,505(2)(6)
  Executive Vice President --            2002     192,500     97,798        -0-      35,000          5,270(2)(6)
  Chief Technology Officer --            2001     180,240     71,021        -0-      20,000          7,925(2)
  Caribbean Operations
Tony L. Wolk..........................   2003     184,250    145,000(8)      -0-        -0-         11,625(2)
  Senior Vice President,                 2002     180,000     48,899        -0-      70,000          4,050(2)
  General Counsel                        2001     160,000     53,257        -0-      60,000         19,218(2)(9)
Paget L. Alves(10)....................   2003     200,000     62,500(11)      -0-       -0-        461,063(2)(12)
  President and Chief                    2002      67,000     25,000        -0-     450,000            -0-(2)
  Operating Officer (to January 2003)    2001         -0-        -0-        -0-         -0-            -0-

---------------
 (1) Includes value of 18,014 shares granted to Mr. Small on August 30, 2002.

 (2) Includes matching contribution made by us on behalf of the Named Executive under our 401(k) Retirement Investment Plan but does not include the cost of certain tax and financial services, comprehensive medical exams and excess disability coverage provided to the Named Executives during fiscal 2001, fiscal 2002 and fiscal 2003. The value of these services to each of the Named Executives is estimated to be approximately $10,000 per Named Executive.

 (3) Does not include the cost of the use of a company automobile valued at approximately $3,000 per annum.

 (4) Includes value of 7,909 shares granted to Mr. Mayberry on August 30, 2002.

 (5) Consists of a $100,000 signing bonus paid to Mr. Fitzpatrick in August
     2002.

 (6) Does not include the value of an interest-free loan received by Mr. Cogar from the Company in May 2002 or reimbursement of relocation expenses of $4,713 in fiscal 2002. Fiscal 2003 amount includes $20,950 for reimbursement of relocation expenses.

 (7) Includes value of 4,394 shares granted to Mr. Cogar on August 30, 2002.

 (8) Includes value of 4,394 shares granted to Mr. Wolk on August 30, 2002.

 (9) Includes reimbursement of relocation expenses of $16,018 in fiscal 2001.

(10) Mr. Alves resigned from the Company effective January 31, 2003 and all his stock options were cancelled.

(11) Includes value of 10,984 shares granted to Mr. Alves on August 30, 2002.

(12) Consists of payments made to Mr. Alves in connection with his resignation from the Company, including severance payments, reimbursement of relocation expenses and payment of accrued vacation.

EMPLOYMENT AGREEMENTS

     1. MICHAEL J. SMALL -- CHIEF EXECUTIVE OFFICER. In connection with the January 1999 merger, we entered into an employment agreement with Michael J. Small, our Chief Executive Officer. The Compensation Committee has determined that Mr. Small's base salary for fiscal 2004 will be $365,000 and his target bonus for fiscal 2004 will be $450,000. The term of Mr. Small's employment agreement expires on September 30, 2004 (as a result of an automatic renewal), but will automatically renew for subsequent one-year terms unless we or Mr. Small give notice of non-renewal at least 90 days before the expiration of any renewal term. Mr. Small's agreement provides for certain severance benefits in the event of his termination of employment under specified circumstances. Pursuant to the agreement, if we terminate Mr. Small's employment other than as a result of his failing to comply with the terms of the employment agreement, or if Mr. Small terminates his employment with us because we failed to comply with the agreement, he is entitled to continue to receive his base salary with respect to the one-year period following such termination, a pro rata portion of any bonus payable for the fiscal year in which such termination occurs, and certain other fringe benefits. On January 7, 1999, Mr. Small received incentive stock options and non-qualified stock options to purchase 1,215,000 shares of our common stock with an exercise price of $4.61 per share, vesting on July 31 of each year beginning with the fiscal year ended May 31, 1999 if we attain certain EBITDA targets. If the performance targets are not met, Mr. Small's stock options will vest over four years commencing January 7, 2006. These stock options are subject to accelerated vesting if Mr. Small's employment is terminated by us other than as a result of his failing to comply with the terms of the employment agreement or if he quits because we failed to comply with the agreement following a change of control of the Company. During the employment term and for a period of one year following the termination of his employment, except if he quits because we failed to comply with the agreement, Mr. Small is subject to the non-competition and non-solicitation provisions contained in his employment agreement.

     2. THOMAS J. FITZPATRICK -- EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER. We entered into an employment agreement with Thomas J. Fitzpatrick in July 2002 that provides for a base salary of $275,000 per annum. Additionally, upon hire, Mr. Fitzpatrick was granted incentive stock options and non-qualified stock options to purchase 375,000 shares of our common stock with an exercise price of $2.89 per share and received a $100,000 signing bonus. The Compensation Committee has determined that Mr. Fitzpatrick's base salary for fiscal 2004 will be $290,000 and his target bonus for fiscal 2004 will be $225,000. The term of his employment agreement expires on August 19, 2004 (as a result of automatic renewal) but will automatically renew for subsequent one-year terms unless we or Mr. Fitzpatrick give notice of non-renewal at least 90 days before the expiration of any renewal term. Mr. Fitzpatrick's agreement provides for certain severance benefits in the event of his termination of employment under specified circumstances. Pursuant to the agreement, if we terminate Mr. Fitzpatrick's employment other than for "Cause", death or disability or he terminates the agreement for "Good Reason" (in each case as defined in his employment agreement), Mr. Fitzpatrick will be entitled to continue to receive his base salary with respect to the one-year period following such termination, a pro rata portion of any bonus payable for the fiscal year in which such termination occurs, and certain other fringe benefits. During the employment term and for a period of one year following the termination of his employment, Mr. Fitzpatrick is subject to the non-competition and non-solicitation provisions contained in his employment agreement.

     3. THOMAS R. COGAR -- EXECUTIVE VICE PRESIDENT AND CHIEF TECHNOLOGY
OFFICER -- CARIBBEAN OPERATIONS. We entered into an employment agreement with Thomas R. Cogar in March 2002 that provides for a base salary of $205,000 per annum. Additionally, upon execution of the employment agreement, Mr. Cogar was granted non-qualified stock options to purchase 35,000 shares of our common stock with an exercise price of $5.10 per share and received a $100,000 interest-free loan. The loan becomes immediately due and payable on the earlier to occur of (i) the date when Mr. Cogar resigns from the Company and (ii) the date that he is terminated by us for "Cause" (as defined in his employment agreement). If neither of these events occur by March 11, 2004, the loan will automatically be forgiven. The Compensation Committee has determined that Mr. Cogar's base salary for fiscal 2004 will be $215,000 and his target bonus for fiscal 2004 will be $115,000. The initial term of his employment agreement expires on March 11, 2004 but will automatically renew for subsequent one-year terms unless we or Mr. Cogar give notice of non-renewal at least 120 days before the expiration of the initial or any renewal term. Mr. Cogar's agreement provides for certain severance benefits in the event of his termination of employment under specified circumstances. Pursuant to the agreement, if we terminate Mr. Cogar's employment other than for "Cause" (as defined in his employment agreement), death or disability, Mr. Cogar will be entitled to continue to receive his base salary with respect to the one-year period following such termination and a pro rata portion of any bonus payable for the fiscal year in which such termination occurs. During the employment term and for a period of one year following the termination of his employment, Mr. Cogar is subject to the non-competition and non-solicitation provisions contained in his employment contract.

     4. TONY L. WOLK -- SENIOR VICE PRESIDENT, GENERAL COUNSEL. We entered into an employment agreement with Tony L. Wolk in September 1999 that was amended and restated on August 27, 2003. It provides for a base salary of $200,000 per annum. Upon hire in 1999, we granted Mr. Wolk incentive stock options and non-qualified stock options to purchase 60,000 shares of our common stock with an exercise price of $17.16 per share. The Compensation Committee has determined that Mr. Wolk's base salary for fiscal 2004 will be $200,000 and his target bonus for fiscal 2004 will be $100,000. The term of Mr. Wolk's employment agreement expires on August 27, 2004, but will automatically renew for subsequent one-year terms unless Mr. Wolk or we give notice of non-renewal at least 90 days before the expiration of the initial or any renewal term. Mr. Wolk's agreement provides for certain severance benefits in the event of his termination of employment under specified circumstances. Pursuant to the agreement, if we terminate Mr. Wolk's employment other than for "Cause" (as defined in his employment agreement), death or disability, Mr. Wolk will be entitled to continue to receive his base salary with respect to the one-year period following such termination. During the employment term and for a period of one year following the termination of his employment, Mr. Wolk is subject to the non-competition and non-solicitation provisions contained in his employment contract.

     5. PAGET L. ALVES -- PRESIDENT AND CHIEF OPERATING OFFICER. We entered into an employment agreement with Paget L. Alves in March 2002 that provided for a base salary of $300,000 per annum. In January 2003, Mr. Alves resigned from the Company, effective January 31, 2003. In connection with such resignation, we entered into a Severance Agreement and General Release with Mr. Alves. Mr. Alves is subject to the non-competition and non-solicitation provisions contained in his Severance Agreement.

STOCK OPTIONS

     The table below contains information concerning options granted to each of the Named Executives in the fiscal year ended May 31, 2003.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                                NUMBER OF     PERCENT OF TOTAL               POTENTIAL REALIZABLE VALUE AT ASSUMED
                                SECURITIES      OPTIONS/SARS      EXERCISE        ANNUAL RATES OF STOCK PRICE
                                UNDERLYING       GRANTED TO       OR BASE       APPRECIATION FOR OPTION TERM(7)
                               OPTIONS/SARS     EMPLOYEES IN       PRICE     --------------------------------------
            NAME                GRANTED(#)       FISCAL YEAR       ($/SH)    EXPIRATION DATE     5%         10%
            ----               ------------   -----------------   --------   ---------------  --------   ----------
Michael J. Small.............         -0-(1)         n/a             n/a     n/a                   n/a          n/a
Phillip H. Mayberry..........         -0-(2)         n/a             n/a     n/a                   n/a          n/a
Thomas J. Fitzpatrick........     375,000(3)        45.7%          $2.89     August 19, 2012  $681,565   $1,727,218
Thomas R. Cogar..............         -0-(4)         n/a             n/a     n/a                   n/a          n/a
Tony L. Wolk.................         -0-(5)         n/a             n/a     n/a                   n/a          n/a
Paget L. Alves...............         -0-(6)         n/a             n/a     n/a                   n/a          n/a

---------------
(1) In connection with the Company's Option Exchange Program, in December 2002 Mr. Small tendered for cancellation options to purchase 417,500 shares and in June 2003 was issued options to purchase 208,750 shares with an exercise price of $4.365. These options will vest over a three-year period in equal installments commencing June 23, 2004. For more information on the Option Exchange Program, see "Compensation Committee Report on Executive Compensation."

(2) In connection with the Company's Option Exchange Program, in December 2002 Mr. Mayberry tendered for cancellation options to purchase 95,000 shares and in June 2003 was issued options to purchase 47,500 shares with an exercise price of $4.365. These options will vest over a three-year period in equal installments commencing June 23, 2004. For more information on the Option Exchange Program, see "Compensation Committee Report on Executive Compensation."

(3) These options vest 25% per year on each August 19 commencing August 19, 2003.

(4) In connection with the Company's Option Exchange Program, in December 2002 Mr. Cogar tendered for cancellation options to purchase 50,000 shares and in June 2003 was issued options to purchase 25,000 shares with an exercise price of $4.365. These options will vest over a three-year period in equal installments commencing June 23, 2004. For more information on the Option Exchange Program, see "Compensation Committee Report on Executive Compensation."

(5) In connection with the Company's Option Exchange Program, in December 2002 Mr. Wolk tendered for cancellation options to purchase 160,000 shares and in June 2003 was issued options to purchase 80,000 shares with an exercise price of $4.365. These options will vest over a three-year period in equal installments commencing June 23, 2004. For more information on the Option Exchange Program, see "Compensation Committee Report on Executive Compensation."

(6) In connection with his resignation, all of Mr. Alves' 475,000 options were cancelled.

(7) The information with respect to potential realizable value is presented in accordance with the requirements of the SEC and is not necessarily indicative of the actual value that such options will have to the Named Executives. To realize the potential values set forth in the 5% and 10% columns, the price per share of the common stock of the Company would have to be $4.71 and $7.50, respectively, for the grant on August 19, 2003 at an exercise price of $2.89 per share.

     The table below summarizes the exercise of stock options during fiscal 2003 by the Named Executives and provides information as to the unexercised stock options held by them at the end of the 2003 fiscal year on May 31, 2003.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2003
                   AND FISCAL YEAR-END 2002 OPTION/SAR VALUES

                                                                             NUMBER OF
                                                                              SHARES             VALUE OF
                                                                            UNDERLYING          UNEXERCISED
                                                                            UNEXERCISED        IN-THE-MONEY
                                                                           OPTIONS/SARS        OPTIONS/SARS
                                                                          AT FY-END(#)(1)     AT FY-END($)(2)
                                             SHARES                      -----------------    ---------------
                                            ACQUIRED         VALUE         EXERCISABLE/        EXERCISABLE/
NAME                                       ON EXERCISE    REALIZED($)      UNEXERCISABLE       UNEXERCISABLE
----                                       -----------    -----------    -----------------    ---------------
Michael J. Small.........................      -0-            -0-         874,582/303,749         -0-/-0-
Phillip H. Mayberry......................      -0-            -0-         309,165/157,499         -0-/-0-
Thomas J. Fitzpatrick....................      -0-            -0-           -0-/375,000           -0-/-0-
Thomas R. Cogar..........................      -0-            -0-          42,499/59,999          -0-/-0-
Tony L. Wolk.............................      -0-            -0-          15,000/45,000          -0-/-0-
Paget L. Alves(3)........................      -0-            -0-               -0-               -0-/-0-

---------------
(1) Does not include options issued in June 2003 in connection with the Company's Option Exchange Program. For more information on the Option Exchange Program, see "Compensation Committee Report on Executive Compensation."

(2) The closing price on May 30, 2003, the last trading day of our fiscal 2003, was $2.15 and was used in determining the value of unexercised options.

(3) In connection with Mr. Alves' resignation in January 2003, all of his stock options were cancelled.

DIRECTOR COMPENSATION

     Each non-employee director (other than the Welsh Carson and Blackstone directors) receives a $15,000 annual retainer, $1,500 for each Board meeting or committee meeting attended in person or telephonically and an annual award of an option to purchase 4,500 shares of our common stock. During fiscal 2003, the Welsh Carson and Blackstone directors received no compensation for serving as directors.

     In December 2002, in connection with certain capital raising efforts, the Company formed a special committee comprised initially of J. Stephen Vanderwoude and Carmen Ana Culpeper, a former director of the Company. Ellen C. Wolf was subsequently added to the special committee in March 2003. The special committee met 25 times. In accordance with our director compensation policy, we paid each director $1,500 for each special committee meeting attended and paid Mr. Vanderwoude $37,500, Ms. Culpeper $37,500 and Ms. Wolf $18,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of our Board's Compensation Committee are Thomas E. McInerney, Anthony J. de Nicola and Lawrence H. Guffey. Messrs. McInerney and de Nicola are managing members of affiliates of Welsh, Carson, Anderson & Stowe, which beneficially owns approximately 58.6% of our outstanding common stock. Mr. Guffey is a member of the limited liability company that acts as the general partner of Blackstone CCC Capital Partners L.P. and its affiliates and is a senior managing director of The Blackstone Group L.P., which beneficially owns approximately 29.4% of our common stock. Because of these affiliations,

Messrs. McInerney, de Nicola and Guffey may be deemed to have a material interest in the matters described under "Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee establishes, approves, and administers the executive compensation policies and practices of the Company and the compensation levels of executive officers and senior management. The Compensation Committee also, to the extent not otherwise approved by the full Board of Directors, administers the Company's stock option plan.

     Compensation Philosophy. Our executive compensation consists of (1) base salary, (2) annual bonus based on achievement of operating results and personal objectives and (3) long-term equity incentives in the form of stock options and restricted stock. The Compensation Committee is mindful of the Company's commitment to being a provider of quality telecommunications services in the areas in which it operates. To realize these objectives, the Company's compensation levels must be such as to motivate and retain these individuals as well as to attract new talent, as necessary. The Compensation Committee believes it is important to provide our senior management with stock-based incentive compensation that increases in value in direct correlation with improvement in the performance of our common stock. This aligns management's interests with those of our stockholders. The fundamental philosophy is to link the amount of compensation for an executive to his or her contribution to the Company's success in achieving financial and other objectives.

     Option Exchange Program. In November 2002, the Compensation Committee authorized the Company to effect a stock option exchange program (the "Option Exchange Program") and offered its employees who held stock options with an exercise price of $12.15 per share or more the opportunity to cancel those options in exchange for new options on a 1-for-2 basis (i.e. 1 new option for every 2 cancelled). The new options would be granted at least six months and one day after the date the surrendered options were cancelled and would have an exercise price equal to the average of the high and low price of the Company's common stock on the new grant date. Pursuant to the Option Exchange Program, in December 2002, the Company accepted for cancellation 2,913,700 options and on June 23, 2003, the Company issued 1,304,150 options with an exercise price of $4.365, the average of the high and low sales price on the grant date, to the employees who participated in the Option Exchange Program. The Compensation Committee authorized the Option Exchange Program because it recognized at the time that the Company's stock option plan may not be providing sufficient performance incentives for the Company's valued employees because many of the outstanding options had exercise prices that were significantly higher than the then current market price of the Company's common stock.

     First Quarter Special Bonus. Based on the Company's financial performance during the first quarter of fiscal 2003, the Compensation Committee authorized a special bonus payment to certain members of management in an amount equal to 25% of their fiscal year 2002 bonus targets. The special bonuses were paid in September 2002, 50% in cash and 50% in shares of Centennial common stock.

     Compensation of Senior Management. In determining the compensation level of our senior management other than Mr. Small, the Compensation Committee relies upon the recommendation of Mr. Small, Chief Executive Officer of the Company, as the person in the best position to judge the respective performances of said individuals. In this regard, the Compensation Committee takes into consideration Mr. Small's evaluation of the potential contributions of these individuals toward (i) increasing revenues, (ii) increasing the number of subscribers, (iii) increasing cash flow, (iv) meeting budgetary objectives, (v) the development of the Company's telecommunications systems businesses, (vi) the successful completion of certain acquisitions, dispositions and financings and (vii) the successful achievement of certain individualized goals and objectives. Bonus compensation for senior management is determined by reference to a formula that ties a target bonus objective to the achievement of certain pre-defined operational and financial benchmarks as well as personal objectives during the fiscal year. Under this formula, our senior managements' actual bonus amounts could be greater or less than the target bonus objectives based on the Company's actual operational and financial performance as well as the employees' attainment of certain pre-defined personal objectives.

     Compensation of Chief Executive Officer. Mr. Small's compensation is based on similar factors as those outlined above. In fiscal 2003, Mr. Small received a base salary of $340,000 and was awarded a cash bonus of $331,735 (excluding $102,500 paid to Mr. Small in September 2002), less than his target bonus of $410,000. The bonus was tied to the Company's achievement of certain pre-established performance objectives. In addition, in December 2002, Mr. Small tendered for cancellation options to purchase 835,000 shares in connection with our Option Exchange Program. As part of that program, in June 2003, Mr. Small was awarded options to purchase 417,500 shares with an exercise price of $4.365 per share. For fiscal 2004, Mr. Small will receive a base salary and target bonus of $365,000 and $450,000, respectively.

                                          The Compensation Committee

                                          Thomas E. McInerney
                                          Anthony J. de Nicola
                                          Lawrence H. Guffey

AUDIT COMMITTEE REPORT

     In July 2003, at the recommendation of the Audit Committee, the Company's Board of Directors adopted a new written Audit Committee charter, which is attached to this Proxy Statement as Exhibit A. The key responsibilities of the Audit Committee are set forth in the charter. All members of our Audit Committee qualify as "independent" directors under the current listing standards of the Nasdaq Stock Market.

     Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The principal purpose of the Audit Committee is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

     The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP, the Company's independent auditors, the audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended May 31, 2003. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), relating to auditors' judgment about the quality of the Company's accounting principles, judgments and estimates, as applied in its financial reporting.

     The Audit Committee has received the written disclosures and letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) that relates to the auditors' independence from Centennial and has discussed with the independent auditors its independence. In addition, the Audit Committee also discussed with Deloitte & Touche LLP the overall scope and plans for its audit. To this end, the Audit Committee met with the independent auditors, with and without management present, to discuss the results of its audit, the evaluations of Centennial's internal controls, and the overall quality of Centennial's financial reporting.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 31, 2003, for filing with the SEC.

                                          Audit Committee

                                          J. Stephen Vanderwoude
                                          Ellen C. Wolf

AUDITOR INDEPENDENCE

     Deloitte & Touche LLP are our independent auditors. The Audit Committee of our Board of Directors has considered whether the provision of non-audit services is compatible with maintaining Deloitte & Touche's independence.

AUDIT FEES

     The following table shows the aggregate fees billed by Deloitte & Touche LLP, our independent auditors, for the fiscal years ended May 31, 2002 and 2003.

                                                                 2003         2002
                                                              ----------   ----------
Audit fees:.................................................  $1,264,000   $  870,000
Audit-related fees(1):......................................     117,000      419,000
Tax fees(2):................................................     711,000    1,880,000
All other fees(3):..........................................           0      117,000
Total.......................................................   2,092,000    3,286,000

---------------
(1) "Audit-related fees" consist primarily of fees related to employee benefit plan audits and review of compliance with debt covenants.

(2) "Tax fees" primarily consist of tax consulting and compliance services. During fiscal 2002, the Company outsourced a substantial portion of its tax consulting and compliance services. In May 2002, the Company hired a Vice President, Tax and began performing more of this work in-house.

(3) "All Other Fees" primarily consist of advisory services.

PERFORMANCE GRAPH

     The following graph compares the total returns (assuming reinvestment of dividends) on our common stock, the Nasdaq Stock Market -- US Index (which includes Centennial) and the Nasdaq Telecommunications Index (which includes Centennial). The graph assumes $100 invested in our common stock or in each of the indices on May 31, 1998, including the reinvestment of dividends, if any.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                     AMONG CENTENNIAL COMMUNICATIONS CORP.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX
(5 YEAR COMPARISON CHART)

                                                       CENTENNIAL                                                NASDAQ
                                                     COMMUNICATIONS               NASDAQ STOCK             TELECOMMUNICATIONS
                                                          CORP.                   MARKET (U.S.)                   INDEX
                                                     --------------               -------------            ------------------
May 98                                                     100                         100                         100
May 99                                                     393                         141                         180
May 00                                                     405                         193                         174
May 01                                                     333                         120                          88
May 02                                                      79                          92                          37
May 03                                                      55                          92                          42

* ASSUMES $100 INVESTED ON 5/31/98 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MAY 31.

                            CUMULATIVE TOTAL RETURN

--------------------------------------------------------------------------------
                        5/98      5/99      5/00      5/01      5/02      5/03
--------------------------------------------------------------------------------
 Centennial
  Communications
  Corp.                 $100      $393      $405      $333       $79       $55
 Nasdaq Stock Market
  (U.S.)                $100      $141      $193      $120       $92       $92
 Nasdaq
  Telecommunications
  Index                 $100      $180      $174      $ 88       $37       $42

BENEFICIAL OWNERSHIP BY MANAGEMENT

     The following table sets forth, as of August 4, 2003, certain information with respect to the beneficial ownership of shares of common stock by the Named Executives of the Company (other than Mr. Alves who resigned in January 2003) and all directors and executive officers as a group.

                                                                                   SHARES OF STOCK      PERCENT
NAME                                                                              BENEFICIALLY OWNED    OF CLASS
----                                                                              ------------------    --------
Michael J. Small................................................................       1,043,471(1)        1.1%
Phillip H. Mayberry.............................................................         379,416(2)          *
Thomas J. Fitzpatrick...........................................................          93,750(3)          *
Thomas R. Cogar.................................................................         107,401(4)          *
Tony L. Wolk....................................................................          20,778(5)          *
All directors and executive officers as a group (16 persons)....................      86,219,810(6)       88.5%

---------------
*  Less than 1%.

(1) Consists of 168,889 shares that Mr. Small owns directly and 874,582 shares that Mr. Small has the right to acquire pursuant to stock option grants.

(2) Consists of 70,251 shares that Mr. Mayberry owns directly and 309,165 shares that Mr. Mayberry has the right to acquire pursuant to stock option grants.

(3) Consists of 93,750 shares that Mr. Fitzpatrick has the right to acquire pursuant to stock option grants.

(4) Consists of 64,902 shares that Mr. Cogar owns directly and 42,499 shares that Mr. Cogar has the right to acquire pursuant to stock option grants.

(5) Consists of 5,778 shares that Mr. Wolk owns directly and 15,000 shares that Mr. Wolk has the right to acquire pursuant to stock option grants.

(6) Consists of 84,645,563 shares owned directly by such persons and 1,574,247 shares that may be acquired by such persons pursuant to stock option grants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Stockholders Agreement

     On January 7, 1999, each of the stockholders of CCW Acquisition Corp. who purchased shares of CCW Acquisition Corp. under the securities purchase agreement, dated December 29, 1998, and CCW Acquisition Corp. entered into a stockholders agreement. The stockholders agreement became the Company's obligation when we merged with CCW Acquisition Corp. on January 7, 1999 (the "Merger"). The original stockholders agreement was superseded by a first amended and restated stockholders agreement on January 20, 1999, in connection with the transfer by WCA Management Corporation of its equity interest in the Company to another investment fund. The parties to the amended and restated stockholders agreement include Welsh, Carson, Anderson & Stowe VIII, L.P. and its affiliates, The Blackstone Group and its affiliates, Michael J. Small (our Chief Executive Officer), Peter Chehayl (our former Chief Financial Officer), Edward Owen (our current Vice President of Corporate Development), Signal/Centennial Partners, L.L.C. and Guayacan Private Equity Fund, L.P., each of whom are our stockholders, and us. In connection with a proposed offering of common stock by us announced on September 11, 2003, the amended and restated stockholders agreement was further amended. The effectiveness of such amendments is conditioned upon the completion of the offering.

     Under the amended and restated stockholders agreement, our principal stockholders have agreed to establish and maintain for the Company a Board of Directors in the manner described under "Election of Directors."

     The amended and restated stockholders agreement calls for the creation of a Compensation Committee consisting of three directors, two of whom will be designated by the Welsh Carson investors and one of whom will be designated by The Blackstone Group investors. The amendment entered into in connection with the offering provides that this will be limited as required by the rules of the Nasdaq National Market.

     The amended and restated stockholders agreement provides for an audit committee consisting of at least three directors, at least one of whom shall be selected by the Welsh Carson investors, at least one of whom shall be selected by The Blackstone Group investors, and at least one of whom shall be an outside director. Under the recent amendment, only one of the directors will be designated by the Welsh Carson investors, and only to the extent permitted by the rules of the Nasdaq National Market, and the other directors will be outside directors. The amendment also provides that, to the extent the rules of the Nasdaq National Market do not permit a designee of the Welsh Carson investors to be on the audit committee, the Welsh Carson investors will be able to appoint a non-voting observer to attend such meetings to the extent permitted by such rules.

     The amended and restated stockholders agreement requires that each other committee of our Board of Directors consist of at least two members, one of whom is selected by the Welsh Carson investors and one of whom is selected by The Blackstone Group investors. Under the recent amendment, each other committee of our Board of Directors will be required to consist of at least three members, at least two of whom shall be selected by the Welsh Carson investors, and at least one of whom shall be selected by The Blackstone Group investors, to the extent permitted by the rules of the Nasdaq National Market and applicable law.

     The amended and restated stockholders agreement places restrictions on the ability of Messrs. Small, Chehayl and Owen to transfer shares of common stock owned in their names or on their behalf without the consent of the Welsh Carson investors. There are exceptions for transfers in registered public offerings or to their spouses or children or to family trusts. In addition, the amended and restated stockholders agreement allows the Welsh Carson investors to repurchase at fair market value any shares owned by any of these management investors at the time of the termination of their employment.

     The amended and restated stockholders agreement grants The Blackstone Group investors, Messrs. Small, Chehayl and Owen, Signal/Centennial Partners, L.L.C. and Guayacan Private Equity Fund, L.P. the right to participate in any sale of common stock by any of the Welsh Carson investors. These co-sale provisions do not apply to transfers by Welsh Carson investors to affiliates, transfers by any of the Welsh Carson investors that are limited partnerships to their limited partners and transfers by Welsh Carson investors that are individuals to their spouses or children or to family trusts.

     The amended and restated stockholders agreement grants the Welsh Carson investors the right to require The Blackstone Group investors, Messrs. Small, Chehayl and Owen, and Signal/Centennial Partners, L.L.C. and Guayacan Private Equity Fund, L.P. to sell their shares of common stock to a third party who offers to buy at least 80% of our capital stock. The sale of the Company must be for cash or marketable securities and must require that we pay the fees and expenses of the selling stockholders. This right will terminate if and when The Blackstone Group investors own more shares of common stock than the Welsh Carson investors.

     We have granted preemptive rights to purchase shares of our common stock in proportion to the ownership of the stockholder in the situations described below to the Welsh Carson investors, The Blackstone Group investors, Messrs. Small, Chehayl and Owen, and Signal/Centennial Partners, L.L.C. and Guayacan Private Equity Fund, L.P. These preemptive rights apply to any sale by us of common stock or securities convertible into or exchangeable for common stock such as convertible debt, options or warrants. Issuances of employee stock options and registered public offerings are excluded from the preemptive rights provisions of the amended and restated stockholders agreement.

     The amended and restated stockholders agreement grants to the Welsh Carson investors a right of first offer that applies to sales of common stock by The Blackstone Group investors. This means that if any of The Blackstone Group investors wishes to sell its shares, it must first allow the Welsh Carson investors to make an offer to purchase the shares. If an offer is made by any of the Welsh Carson investors, The Blackstone Group investors cannot sell the shares to a third party on material terms which are the same as, or less favorable in the aggregate to, the terms offered by the Welsh Carson investors for the shares. This right of first offer does not apply to sales by The Blackstone Group investors to their affiliates, sales pursuant to registered public offerings or sales in compliance with the Securities Act of 1933, as amended (the "Securities Act"), or distributions by any of The Blackstone Group investors which are limited partnerships to their limited partners.

     We have agreed not to take any of the following actions without the approval of the Welsh Carson investors, The Blackstone Group investors, and if disproportionately affected thereby, the other investors, until the amended and restated stockholders agreement is terminated:

          (1) amend, alter or repeal our certificate of incorporation or our by-laws in any manner that adversely affects the respective rights, preferences or voting power of the holders of our common stock, or the rights of the stockholders party to the amended and restated stockholders agreement, or

          (2) enter into, or permit any of our subsidiaries to enter into, any transaction (other than with respect to normal employment arrangements, benefit programs and employee incentive option programs on reasonable terms, any transaction with a director that is approved by a majority of the disinterested directors on our Board of Directors or a committee of our Board of Directors in accordance with Delaware law, customer transactions in the ordinary course of business, and the transactions contemplated by the amended and restated registration rights agreement described below) with:

        - any of our subsidiaries' officers, directors or employees,

        - any person related by blood or marriage to any of our subsidiaries' officers, directors or employees,

        - any entity in which any of our subsidiaries' officers, directors or employees owns any beneficial interest, or

        - any stockholder of ours that owns, directly or indirectly, at least 25% of our outstanding capital stock or any affiliate of any 25% stockholder.

     Under the amended and restated stockholders agreement, each of the Welsh Carson investors, The Blackstone Group investors, Messrs. Small, Chehayl and Owen, and Signal/Centennial Partners, L.L.C. and Guayacan Private Equity Fund, L.P. have agreed not to, and agreed to cause their affiliates not to, directly or indirectly, alone or in concert with others, without the prior written consent of holders of a majority of the shares held by the Welsh Carson investors, take any of the following actions:

          (1) effect, seek, offer, engage in, propose or participate in

        - any acquisition of beneficial ownership of our equity or debt securities other than (a) pursuant to the preemptive rights granted under the amended and restated stockholders agreement, (b) acquisitions from other stockholders who have signed the amended and restated stockholders agreement or (c) any stock dividend, stock reclassification or other distribution or dividends to the holders of our common stock generally,

        - any extraordinary transaction such as a merger or tender offer involving our company or any material portion of our business or a purchase of all or a substantial part of our assets or any material part of our business,

        - any solicitation of proxies with respect to the Company or any action resulting in any stockholder party to the amended and restated stockholders agreement or any of its affiliates becoming a participant in any board of director election contest with respect to the Company,

          (2) propose any matter for submission to a vote of stockholders of the Company,

          (3) seek to remove or appoint directors of the Company outside of the provisions of the amended and restated stockholders agreement, or

          (4) form, join or in any way participate in or assist in the formation of a group of two or more persons for the purposes of acquiring, holding, voting, or disposing of equity securities of the Company, other than any group consisting exclusively of stockholders who have signed the amended and restated stockholders agreement and their affiliates.

     Under the amended and restated stockholders agreement, we are required to pay WCA Management Corporation, an affiliate of Welsh, Carson, Anderson & Stowe VIII, L.P., an annual monitoring fee of $450,000 plus reasonable expenses and Blackstone Management Partners III, L.L.C. an annual monitoring fee of $300,000 plus reasonable expenses. We will not be required to pay these management fees if either the Welsh Carson investors or The Blackstone Group investors sells 75% of the shares (adjusted for stock splits) owned by them on January 20, 1999.

     All of the provisions of the amended and restated stockholders agreement that are described above, other than the provisions governing the election of our Board of Directors and the composition of its committees, will terminate upon the earlier to occur of (1) January 20, 2009, or (2) the completion of a registered public offering of common stock raising not less than $50 million for the Company and the transfer by either the Welsh Carson investors or The Blackstone Group investors of 50% or more of the shares of common stock (adjusted for stock splits) owned by them on January 20, 1999.

     The provisions of the amended and restated stockholders agreement governing the election of our Board of Directors and the composition of its committees will terminate upon the earlier to occur of (1) January 20, 2009, or (2) the completion of a registered public offering of common stock raising not less than $50 million for our company and the transfer by both the Welsh Carson investors and The Blackstone Group investors of 50% or more of the shares of common stock (adjusted for stock splits) owned by them on January 20, 1999. Under the recent amendment, such provisions applicable to The Blackstone Group investors may terminate upon The Blackstone Group investors owning less than five million shares of our common stock.

     The completion of the offering, including the exercise by the underwriters of their over-allotment option in full, will not result in the termination of any of the provisions described above of the amended and restated stockholders agreement.

     The Nasdaq Stock Market, Inc. has proposed rules with respect to certain corporate governance matters, including requirements for a board consisting of a majority of independent directors, executive sessions of independent directors and independent compensation and nominating committees, among others. According to the proposed rules, a company of which more than 50% of the voting power is held by an individual, group or another company, or a "controlled company," would be exempt from these requirements. Pursuant to a reporting agreement entered into among the Welsh Carson and The Blackstone Group investors which will become effective upon completion of the offering, the parties have agreed that, so long as the amended and restated stockholders agreement is in effect and the Welsh Carson and The Blackstone Group investors collectively hold shares of our stock representing a majority of voting power, they will affirm that they are members of a group for purposes of the "controlled company" exemption and will acknowledge group membership in all required filings made by each with respect to us pursuant to Section 13(d) of the Exchange Act. The reporting agreement will become effective upon completion of the offering. We believe the reporting agreement would place us within the "controlled company" exemption, if the Nasdaq rules are enacted as proposed.

  Registration Rights Agreement

     On January 7, 1999 each of the stockholders of CCW Acquisition Corp. who purchased shares of CCW Acquisition Corp. under the securities purchase agreement and CCW Acquisition Corp. entered into a registration rights agreement. The registration rights agreement became the Company's obligation when we merged with CCW Acquisition Corp. on January 7, 1999. The original registration rights agreement was superseded by a first amended and restated registration rights agreement on January 20, 1999 in connection with the transfer by WCA Management Corporation of its equity interest in the Company to another investment fund. The parties to the amended and restated registration rights agreement include Welsh, Carson, Anderson & Stowe VIII, L.P. and its affiliates, The Blackstone Group and its affiliates, Michael J. Small, Peter Chehayl, Edward Owen, Signal/Centennial Partners, L.L.C. and Guayacan Private Equity Fund, L.P., each of whom are our stockholders, and us. In connection with the offering, the amended and restated registration rights agreement was further amended to, among other things, limit the number of requests during a defined period in which requests for registration of shares may be made by the Welsh Carson investors and The Blackstone Group investors and increase the frequency of the requests which may be made during each defined period of time, as well as amend the Welsh Carson investors' and The Blackstone Group's investors' rights with regards to the number of shares they may be permitted to include in an underwritten public offering. The amendment to the registration rights agreement will become effective upon completion of the offering.

     The amended and restated registration rights agreement grants the Welsh Carson investors and The Blackstone Group investors the right to require the Company to register their shares of common stock under the Securities Act at any time on or after January 7, 2002. The amended and restated registration rights agreement also grants each of the Welsh Carson investors, each of the Blackstone investors, Messrs. Small, Chehayl and Owen, and Signal/Centennial Partners, L.L.C. and Guayacan Private Equity Fund, L.P. the right to include, at their request, shares of common stock owned by them in registrations under the Securities Act by the Company. Each of the parties to the registration rights agreement (other than The Blackstone Group investors) has elected not to participate alongside The Blackstone Group investors in the over-allotment option in the offering.

  Welsh Carson Mezzanine Debt

     In connection with the Merger in January 1999, we issued $180 million of unsecured subordinated notes due 2009 and common shares of Centennial ("Mezzanine Debt") to an affiliate of Welsh Carson. The Mezzanine Debt bears cash interest at a rate of 10% or pay-in-kind interest at a rate of 13% per annum. We have been informed by the administrative agent under our senior credit facility that, as of May 31, 2002, we had used up all remaining baskets under the senior credit facility to pay cash interest on the Mezzanine Debt and that any additional payments of cash interest on the Mezzanine Debt would be considered a default under the senior credit facility. Accordingly, we are effectively prohibited from making any further payments of cash interest on the Mezzanine Debt, absent additional distributions from the equity investments in wireless systems that we hold. As such, we are recording paid-in-kind interest at a rate of 13% per annum. As of August 31, 2003, the principal amount of the Mezzanine Debt, including accrued and unpaid interest and unaccreted value of the equity portion of the Mezzanine Debt, was approximately $223 million. We intend to use all of the net proceeds from the offering of our common stock announced on September 11, 2003 to repay a portion of the Mezzanine Debt.

  Welsh Carson Bond Holdings and Indemnity Agreement

     We have been advised that an affiliate of Welsh Carson (the "WCAS Affiliate") purchased in open market transactions approximately $189 million principal amount of our 10 3/4% Senior Subordinated Notes due 2008. On September 24, 2002, the Company and the WCAS Affiliate entered into an indemnification agreement pursuant to which the WCAS Affiliate agreed to indemnify us in respect of taxes which may become payable by us as a result of these purchases.

  Other Transactions

     - We are a party to various transactions involving entities controlled by Abraham Selman, the 20% minority shareholder in All America Cable and Radio, Inc., our 80% controlled company that operates a wireless and broadband business in the Dominican Republic. During fiscal 2003, we paid entities owned by Mr. Selman amounts totaling approximately $1.5 million, including $1.3 million related to the build-out of our wireless operations in the Dominican Republic. At May 31, 2003, we owed approximately $100,000 to entities controlled by Mr. Selman. At May 31, 2003, we were owed approximately $300,000 from companies controlled by Mr. Selman.

     - We have entered into numerous cell site leases with SpectraSite Holdings Inc. During fiscal 2003, we paid Spectrasite $74,682 in rental payments under these leases. According to documents filed with the SEC, during the past fiscal year, Welsh Carson controlled approximately 22% of the outstanding common stock of SpectraSite, and Thomas E. McInerney and James R. Matthews, directors of Centennial, were directors of SpectraSite. We have been advised by Welsh Carson that Welsh Carson does not currently own any outstanding common stock of SpectraSite and has not designated any members on SpectraSite's board of directors.

     - In May 2002, we loaned Thomas R. Cogar, our Executive Vice President, Chief Technology Officer -- Caribbean Operations, $100,000 in connection with his relocation from Indiana to Georgia. The entire loan remains outstanding and does not bear interest. The loan becomes immediately due and payable on the earlier to occur of (i) the date when Mr. Cogar resigns from the Company and (ii) the date when he is terminated by us for "cause" (as defined in his employment agreement with us). If neither of these events occur by March 11, 2004, the loan will automatically be forgiven.

     - In connection with our $500 million senior notes offering and related amendment to our senior credit facility in June 2003, we agreed to reimburse Welsh Carson and The Blackstone Group for their respective outside counsel legal fees in the amount of $1,118,690 and $125,000, respectively.

                                   PROPOSAL 2

                APPROVAL OF THE CENTENNIAL COMMUNICATIONS CORP.
             AND ITS SUBSIDIARIES 2003 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Board of Directors is proposing for stockholder approval the Centennial Communications Corp. and Its Subsidiaries 2003 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Compensation Committee approved the Stock Purchase Plan in May 2003, subject to stockholder approval at the Annual Meeting. The purpose of the Stock Purchase Plan is to enable eligible employees of the Company and its subsidiaries to acquire proprietary interests in the Company through the ownership of common stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and to encourage them to devote their best efforts to the business and financial success of the Company. The Board of Directors believe that the Company's policy of encouraging stock ownership by eligible employees through purchases of common stock under the Stock Purchase Plan is a significant factor in its ability to attract and retain such employees.

DESCRIPTION OF THE STOCK PURCHASE PLAN

     Administration. The Stock Purchase Plan is administered by the Compensation Committee of the Company's Board of Directors, which acts in a managerial capacity. The members of the Compensation Committee are appointed by, and serve at the discretion of, the Board of Directors. The Compensation Committee currently consists of Thomas E. McInerney, Anthony J. de Nicola and Lawrence H. Guffey. The Compensation Committee has the power to adopt, administer and interpret rules and regulations for carrying out the Stock Purchase Plan. The Compensation Committee also has the authority to make amendments to the Stock Purchase Plan, provided that, without the approval of the stockholders of the Company within 12 months after the date of such amendment, such amendments may not increase the maximum number of shares available for sale under the Stock Purchase Plan or expand the class of persons eligible to participate in the Stock Purchase Plan beyond employees of the Company and its subsidiaries.

     Purchase of Shares. Under the Stock Purchase Plan, during each purchase period, eligible employees are entitled to purchase shares of common stock at a price equal to 85% of the lower of (i) the average of the high and low prices of the common stock on the first day of the purchase period and (ii) the average of the high and low prices of the common stock on the last day of the purchase period. The Compensation Committee will establish the purchase periods, which we anticipate will generally be one year periods. The first purchase period is from August 1, 2003 to July 31, 2004.

     Each eligible employee will be entitled to have up to $4,000 of base pay withheld during any purchase period. The withheld funds will be applied to the purchase of shares at the end of the purchase period, subject to certain limitations (including the limit on the total number of shares issuable in any purchase period). If any employee's employment is terminated during a purchase period, other than by his or her death, his or her account balance will be paid in cash, and he or she will not be eligible to purchase shares. If an employee dies, his or her legal representatives will have the option to continue to participate for the remainder of the purchase period.

     Participation. All persons regularly employed by the Company or a subsidiary on the first day of a purchase period who customarily work more than 20 hours per week and more than five months in a calendar year are eligible to participate in the Stock Purchase Plan for that purchase period.

     Shares Reserved for the Stock Purchase Plan. A maximum of 600,000 shares of common stock are reserved for issuance under the Stock Purchase Plan. The Compensation Committee will establish the number of shares available during any purchase period. The Compensation Committee has provided for 200,000 shares to be available for purchase under the Stock Purchase Plan during the purchase period from August 1, 2003 to July 31, 2004. In the event of a subdivision or combination of the common stock, the Board of Directors will make appropriate adjustments in the maximum number of shares that may thereafter be offered and sold under the Stock Purchase Plan and the terms relating to the price at which shares will be offered. In case of a reclassification or other change in the Company's shares (including a stock dividend), the Board of Directors will also make appropriate adjustments.

     Resale Restrictions. Shares of common stock acquired pursuant to the Stock Purchase Plan are registered under the Securities Act and generally may be reoffered or resold without restriction, subject to applicable law and policy (including the Company's Insider Trading Policy).

     Transferability of Interests in the Stock Purchase Plan. An employee's right to purchase shares of common stock under the Stock Purchase Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or by the laws of descent and distribution.

     Duration of the Plan. The provisions of the Stock Purchase Plan do not limit its duration. The Stock Purchase Plan will terminate when all shares of common stock reserved for sale thereunder shall have been subscribed for, unless earlier terminated by the Board of Directors.

     Benefits Received Under Stock Purchase Plan. Pursuant to the terms of the Stock Purchase Plan, each eligible employee, which would include each of the Named Executives and other executive officers, may participate in the Stock Purchase Plan. The actual benefit that may be received in a year by any eligible employee will depend on the actual number of shares of common stock an eligible employee purchases under the Stock Purchase Plan and the actual price of our common stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The Stock Purchase Plan is not qualified under Section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended.

     In general, an employee will have no Federal income tax consequences at the time he or she elects to participate in the Stock Purchase Plan or receives shares at the end of a purchase period. An employee will have taxable income when he or she sells those shares. The tax treatment is different in the following two instances:

     - If an employee holds the shares for more than two years after the beginning of the purchase period and one year after he or she receives the shares, the employee will recognize as ordinary income the lesser of
       (i) 15% of the average of the high and low prices of the common stock on the first day of the purchase period and (ii) the excess of the value of the stock at the time it is sold over the price paid for the stock. Any additional gain or loss will be considered long-term capital gain or loss.

     - If an employee holds shares purchased under the Stock Purchase Plan for less than two years after the beginning of the purchase period or less than one year after he or she receives the shares, the employee will recognize as ordinary income the difference between the amount paid and the value of the stock on the last day of the purchase period. Any additional gain or loss will be considered long or short-term capital gain or loss.

     The Company will not be entitled to a compensation expense deduction for any shares purchased by an employee if he or she satisfies the holding period requirements described in the first of the preceding two paragraphs. If the employee does not satisfy those holding requirements, the Company will be entitled to deduct the amount of ordinary income that the employee recognizes.

     The description of tax consequences set forth above is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of May 31, 2003 about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plan, the Centennial Communications Corp. and its Subsidiaries 1999 Stock Option and Restricted Stock Purchase Plan:

                                                                                      NUMBER OF SECURITIES
                                                                                     REMAINING AVAILABLE FOR
                                       NUMBER OF SECURITIES     WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER
                                        TO BE ISSUED UPON       EXERCISE PRICE OF      EQUITY COMPENSATION
                                           EXERCISE OF             OUTSTANDING          PLANS (EXCLUDING
                                       OUTSTANDING OPTIONS,     OPTIONS, WARRANTS    SECURITIES REFLECTED IN
                                       WARRANTS AND RIGHTS         AND RIGHTS              COLUMN (A))
                                      ----------------------   -------------------   -----------------------
PLAN CATEGORY                                  (A)                     (B)                     (C)
-------------                         ----------------------   -------------------   -----------------------
Equity compensation plans approved
  by shareholders(1)................        4,709,355                 $6.05                 6,187,125
Equity compensation plans not
  approved by shareholders..........               --                    --                        --
                                            ---------                 -----                 ---------
Total...............................        4,709,355                 $6.05                 6,187,125
                                            =========                 =====                 =========

---------------

(1) Our existing equity compensation plan has been approved by our stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE STOCK PURCHASE PLAN.

                                   PROPOSAL 3

                      RATIFICATION OF INDEPENDENT AUDITORS

     Our Audit Committee has selected the firm of Deloitte & Touche LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for the fiscal year ending May 31, 2004. In accordance with our policy of seeking annual stockholder ratification of the selection of auditors, we request that such selection be ratified by stockholders. We have been advised by Deloitte & Touche LLP that neither that firm nor any of its partners has any other relationship, direct or indirect, with the Company or its subsidiaries that would effect independence. We expect representatives of Deloitte & Touche LLP to be present at the Annual Meeting, and such representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MAY 31, 2004.

                             STOCKHOLDER PROPOSALS

     If a stockholder wishes to submit a proposal for inclusion in the proxy statement and form of proxy for the 2004 Annual Meeting of Stockholders, such proposal must be received by the Company at its principal executive offices not later than May 15, 2004.

     In accordance with Rule 14a-4(c)(1) of the Exchange Act, management proxy holders intend to use their discretionary voting authority with respect to any stockholder proposal raised at the Company's Annual Meeting in 2003 as to which the proponent fails to notify the Company on or before July 29, 2004 (one year after 45 days prior to the date on which this Proxy Statement was first mailed to stockholders). Notifications must be addressed to the Company's General Counsel at 3349 Route 138, Wall, New Jersey 07719.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any other business which others intend to bring before the Annual Meeting. However, if any other matter should properly come before the Annual Meeting or any adjournment of the Annual Meeting, the persons named in the accompanying proxy intend to vote on such matters as they, in their discretion, may determine.

                                          By Order of Board of Directors

                                          /s/ Tony L. Wolk

                                          TONY L. WOLK
                                          Senior Vice President, General Counsel
                                          and Secretary

Dated: September 12, 2003

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR VIA THE INTERNET. ON WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2003, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1 UNDER THE EXCHANGE ACT MAY BE OBTAINED WITHOUT CHARGE FROM TONY L. WOLK, GENERAL COUNSEL, CENTENNIAL COMMUNICATIONS CORP., 3349 ROUTE 138, WALL, NEW JERSEY 07719.

                                                                       EXHIBIT A

                        CENTENNIAL COMMUNICATIONS CORP.
                            AUDIT COMMITTEE CHARTER

I. PURPOSE

     The Audit Committee is established by the Board of Directors of Centennial Communications Corp. (the "Company") for the primary purpose of assisting the Board of Directors in its oversight role relating to:

     - the quality and integrity of the Company's financial statements,

     - the Company's compliance with legal and regulatory requirements relating to financial reporting and disclosure,

     - the independent auditor's performance, qualifications and independence,

     - the performance of the Company's internal audit function and independent auditor, and

     - the Company's system of disclosure controls and system of internal controls regarding finance, accounting, financial compliance, and ethics that management and the Board have established.

     Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing function, and the Board of Directors. All references in this Charter to the internal auditing function shall include any external group acting in such capacity.

     The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as the Audit Committee deems appropriate to perform its duties and responsibilities. The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditor or any other accounting firm performing other audit, review or attest services and to any advisers that the Audit Committee chooses to engage.

     The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities. Such report may take the form of an oral report by the Chairman or any member of the Audit Committee.

II. COMPOSITION AND MEETINGS

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be "independent" directors (as defined by all applicable rules and regulations), and who shall be free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices sufficient to satisfy all applicable rules and regulations. The Board shall use its reasonable best efforts to ensure that at least one member of the Committee shall be a "financial expert" in compliance with the criteria established by the SEC and other relevant regulations.

     The members of the Committee shall be appointed by the Board. Each member shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board of

Directors. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet periodically with management, the director of the internal auditing function and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent auditors and management, and, to the extent the Committee determines appropriate, outside counsel, to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations". Any member of the Audit Committee may call a meeting of the Audit Committee and meetings may be held in-person or telephonically at such times and locations as the Audit Committee may determine. A majority of the total number of members shall constitute a quorum of the Committee. A majority of the members of the Committee shall be empowered to act on behalf of the Committee, except as provided otherwise in this Charter. Minutes shall be kept of each meeting of the Committee.

III. RESPONSIBILITIES AND DUTIES

     The following functions shall serve only as a guide with the understanding that the Audit Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions.

     The Audit Committee and its advisors shall be given full access to the Company's internal audit group, Board of Directors, corporate executives, outside counsel and independent accountants as necessary to carry out these responsibilities. Notwithstanding the foregoing, the Audit Committee is not responsible for certifying the Company's financial statements or guaranteeing the auditor's report. The fundamental responsibility for the Company's financial statements and disclosures rests with management and the independent auditors.

     To fulfill its responsibilities and duties, the Audit Committee shall, to the extent determined appropriate and necessary:

DOCUMENTS/REPORTS/ACCOUNTING INFORMATION REVIEW

 1. Review this Charter at least annually and recommend to the Board of Directors any necessary amendments as conditions dictate.

 2. Review and discuss with management prior to filing with the SEC the Company's annual financial statements and quarterly financial statements. Review other relevant reports or financial information submitted by the Company to the SEC or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002 (Sections 302 and 906) and relevant reports rendered by the independent auditors (or summaries thereof).

 3. Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.

 4. Review earnings press releases with management, including review of "non-GAAP financial measures" (as defined in the rules of the SEC). Discuss with management, as necessary, financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Company may provide earnings guidance.

 5. Review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and management's responses, if any.

     Independent Auditors

 6. Appoint (subject to shareholder ratification, if applicable), compensate, and oversee the work performed by the independent auditor for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise. Consider whether the auditor's performance of permissible nonaudit services is compatible with the auditor's independence.

 7. Review the independent auditor's attestation and report on management's internal controls report; and hold timely discussions with the independent auditors regarding the following:

     - all critical accounting policies and practices;

     - all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

     - the effect of off-balance sheet arrangements on the financial statements;

     - other material written communications between the independent auditor and management including, the management letter and schedule of unadjusted differences; and

     - an analysis of the auditor's judgment as to the quality of the Company's accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements.

 8. At least annually, obtain and review a report by the independent auditor describing:

     - the independent auditor's internal quality control procedures;

     - any material issues raised by the most recent internal quality-control review, peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

     - all relationships between the independent auditor and the Company in an effort to assess the auditor's independence.

 9. Review and approve in advance the terms of and compensations for both audit and nonaudit services (other than "Prohibited Non-Audit Services") to be provided by the independent auditor (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Audit Committee with any such preapproval reported to the Audit Committee at a subsequent meeting. Approval of nonaudit services shall be disclosed in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934. Inform each registered public accounting firm performing work for the Company that such firm shall report directly to the Audit Committee. Prohibited Non-Audit Services shall be as set forth in the rules promulgated by the SEC, including: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports;

    (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

10. Set clear hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditor. At a minimum, these policies must provide that any registered public accounting firm may not provide audit services to the Company if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the Company was employed by the registered public accounting firm and participated in the audit of the Company within one year of the initiation of the current audit.

11. Confirm with any independent auditor retained to provide audit services for any fiscal year that (a) both the lead audit partner (having primary responsibility for the audit), and the audit partner responsible for reviewing the audit, have complied with the requirement that they rotate after five years and are subject to a five-year "time-out" period after rotation and (b) audit partners other than the lead and concurring partner have complied with a seven-year rotation requirement and a two-year time-out period, or any other applicable rules.

12. To the extent deemed necessary, discuss with the independent auditor's national office any issues brought to it by the Company's audit team.

13. Discuss any other items that the relevant accounting standards may require.

     Financial Reporting Processes and Accounting Policies

14. In consultation with the independent auditors and the internal auditors (as deemed necessary), review the integrity of the Company's financial reporting processes (both internal and external), and the internal control structure (including disclosure controls).

15. Review with management major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

16. Review analyses prepared by management (and the independent auditor as noted in item 7 above) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

17. Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

18. Review and approve all related party transactions, to the extent required by applicable rules and regulations.

19. Establish and maintain procedures for (i) the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Internal Audit

20. Review and advise on the selection and removal of the internal audit director.

21. Review activities, organizational structure, and qualifications of the internal audit function.

22. Annually, review and recommend changes (if any) to the internal audit charter.

23. Periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function's work.

ETHICAL COMPLIANCE, LEGAL COMPLIANCE, AND RISK MANAGEMENT

24. Review periodically the Company's Code of Conduct and ensure that management has established a system to enforce this Code.

25. Review management's monitoring of the Company's compliance with the Company's Code of Conduct, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public, satisfy legal requirements.

26. Review, with the Company's General Counsel, applicable laws and regulations and legal compliance matters including corporate securities trading policies that could have a significant impact on the Company's financial statements.

27. Meet with management to discuss the Company's major financial risk exposures and steps management has taken to monitor and control them.

OTHER RESPONSIBILITIES

28. Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

29. Prepare the Audit Committee Report that the SEC requires be included in the Company's annual proxy statement.

30. Annually, perform a self-assessment relative to the Audit Committee's purpose, duties and responsibilities outlined herein.

31. Perform any other activities consistent with this Charter, the Company's certificate of incorporation and by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

                                                                   Appendix A



                         CENTENNIAL COMMUNICATIONS CORP.

                              AND ITS SUBSIDIARIES



                        2003 EMPLOYEE STOCK PURCHASE PLAN

              CENTENNIAL COMMUNICATIONS CORP. AND ITS SUBSIDIARIES

                        2003 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE

The purpose of the Centennial Communications Corp. and its Subsidiaries 2003 Employee Stock Purchase Plan (the "Plan") is to enable Eligible Employees of Centennial Communications Corp. (the "Company") and its Subsidiaries to acquire proprietary interests in the Company through the ownership of common stock in the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with that intent.

2. DEFINITIONS

The following terms have the following meanings:

(a) "Annual Pay" shall mean an amount equal to the annual basic rate of pay of an Eligible Employee as determined from the payroll records of the Eligible Employee's employer on the effective date of an offer of stock made pursuant to the Plan.

(b) "Average Market Price" shall mean the average of the high and low prices for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) (or other quotation service). If the Common Stock is not regularly traded in the over-the-counter market, but is registered on a national securities exchange, "Average Market Price" shall mean the closing price of the Common Stock on such national securities exchange.

(c)  "Board of Directors" shall mean the board of directors of the Company.

(d)  "Common Stock" shall mean the $.01 par value common stock of the Company.

(e) "Eligible Employee" shall mean a person regularly employed by the Company or a Subsidiary on the effective date of any offering of any stock pursuant to the Plan, provided, however, that no person shall be considered an Eligible Employee unless he/she is customarily employed by the Company or a Subsidiary for more than twenty hours per week and more than five months in a calendar year, and provided further, that the Board of Directors may exclude the employees of any specified Subsidiary from any offering under the Plan.

(f) "Option" shall mean the right granted to Eligible Employees to purchase the Common Stock under an offering made under the Plan.

(g) "Purchase Period" shall mean the period during which installment payments for stock purchased under the Plan shall be made.

(h) "Subscription Period" shall mean that period of time prescribed in any offer of stock under the Plan beginning on the first day Eligible Employees may elect to purchase shares and ending on the last day such elections are authorized to be received and accepted.

(i) "Subsidiary" shall mean any corporation (other than corporations organized outside of the United States and Puerto Rico) which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Code.

3. SHARES RESERVED FOR PLAN ADJUSTMENTS

The shares of the Company's Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares of Common Stock which shall be reserved and made available for sale under the Plan shall be 600,000, provided however, that the maximum number of shares that are available in any one Purchase Period is 200,000, subject to adjustment by the Compensation Committee of the Board of Directors in its sole discretion.

In the event of a subdivision or combination of the Common Stock (including a stock split), the maximum number of shares which may thereafter be issued and sold under the Plan and the number of shares under elections to purchase at the time of such subdivision or combination will be proportionately increased or decreased, the terms relating to the price at which shares under elections to purchase will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors is appropriate under the circumstances. In case of a reclassification or other change in the Common Stock, the Board of Directors also will make appropriate adjustments.

4. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors. No director of the Company serving as a member of the Committee shall be eligible, at any time while serving as a member of the Committee, to be granted Options under the Plan.

The Committee shall be vested with full authority to make, administer and interpret such rules and regulations regarding the Plan or to make amendments to the Plan itself as it may deem advisable (including in the case of a change in control of the Company); provided, however, that, without approval by the stockholders of the Company within 12 months before or after the amendment is adopted, no such amendment shall increase the maximum number of shares available for sale under the Plan, otherwise than as requested to reflect a subdivision or a combination as provided in Section 3 hereof, nor shall any such amendment act to expand the persons eligible to participate in the Plan beyond the employees of the Company and its Subsidiaries described in Section 2(e) hereof. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be binding upon all Eligible Employees and all persons claiming under an Eligible Employee.

5. PARTICIPATION IN THE PLAN AND ITS EFFECT ON EMPLOYMENT RELATIONSHIP

Subject to the limitation provided in Section 9 hereof, Options to purchase Common Stock under the Plan shall be granted to all Eligible Employees of the Company or any of its Subsidiaries whose Eligible Employees are granted such rights; provided, however, that in no event may an Eligible Employee be granted an Option under this Plan if such Eligible Employee, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of any of its Subsidiaries. For the purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the Eligible Employee may purchase under all outstanding options shall be treated as stock owned by the Eligible Employee.

Neither the Plan nor any Option held by any Eligible Employee hereunder shall be construed as conferring upon such Eligible Employee any right to continue in the employ of the Company or any Subsidiary, or limit in any respect the right of the Company or any Subsidiary to terminate such Eligible Employee's employment or other relationship with the Company or any Subsidiary, as the case may be, at any time.

6. PURCHASE PRICE

The purchase price for shares of Common Stock purchased pursuant to the Plan during any Purchase Period (except as otherwise provided herein) will be 85% of the lesser of (1) the Average Market Price of the Common Stock on the first day of the Purchase Period or (2) the Average Market Price of the Company's Common Stock on the last day of the Purchase Period. If no Average Market Price is available on either or both of these days, the purchase price shall be established based upon 85% of the Average Market Price on the last day prior thereto on which an Average Market Price was available.

7. METHOD OF PAYMENT

Payment for shares purchased pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment. Each Eligible Employee electing to purchase shares will authorize the Company to withhold a designated amount from his/her regular weekly, biweekly, semi-monthly, or monthly pay for each payroll period during the Purchase Period. All such payroll deductions made for an Eligible Employee shall be credited to his/her account under the Plan. At the end of the Purchase Period, each Eligible Employee shall receive in cash, without interest, the balance remaining in his/her account, if any, after the amount in his/her account has been applied to the purchase of whole shares at the applicable purchase price. Only whole shares of Common Stock may be purchased under the Plan.

8. EMPLOYEE'S ELECTION TO PURCHASE--GRANT OF OPTIONS

To participate in the Plan during any Purchase Period, an Eligible Employee must sign an election to purchase shares on a form provided by the Company stating that the Eligible Employee desires to purchase shares under the Plan and showing the aggregate amount which the Eligible Employee elects to have withheld from his/her pay for such Purchase Period and applied to the purchase of shares. The election to purchase shares during any Purchase Period must be delivered on or before the last day of the related Subscription Period to the person or office designated to receive and accept such elections.

In the event the total maximum number of shares resulting from all elections to purchase under any offering of shares under the Plan exceeds the maximum number of shares offered under Section 3 hereof, the Committee may reduce the maximum number of shares which Eligible Employees may purchase pursuant to their elections to purchase, to allot the shares available in such manner as it shall determine, but generally pro rata to subscriptions received and to grant Options to purchase only such reduced number of shares.

All shares included in any offering under the Plan in excess of the total number of shares which all Eligible Employees elect to purchase and all shares with respect to which elections to purchase are cancelled as provided in Section 12 hereof shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.

9. LIMITATION ON NUMBER OF SHARES WHICH MAY BE PURCHASED

No Eligible Employee may be granted an Option to purchase shares which permits his/her rights to purchase stock under the Plan and all other stock option plans of the Company and of any of its Subsidiaries pursuant to Section 423 of the Code to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of such stock (determined on the date the option to purchase is granted).

10. RIGHTS AS STOCKHOLDER

An Eligible Employee will become a stockholder of the Company with respect to shares for which payment has been completed at the close of business on the last business day of the Purchase Period. An Eligible Employee will have no rights as a stockholder with respect to shares under an election to purchase shares until he/she has become a stockholder as provided in the preceding sentence. At the end of the Purchase Period, Eligible Employees will receive a form indicating the methods of distribution of Common Stock purchased under the Plan.

11. RIGHTS TO PURCHASE SHARES NOT TRANSFERABLE

An Eligible Employee's rights under his/her election to purchase shares may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution. If this provision is violated, the right of the Eligible Employee to purchase shares shall terminate and the only right remaining under such Eligible

Employee's election to purchase will be to have paid over to the person entitled thereto the amount then credited to the Eligible Employee's account, without interest.

12. CANCELLATION OF ELECTION TO PURCHASE

An Eligible Employee who has elected to purchase shares may elect to change or cancel his/her election one time during the Purchase Period in accordance with the provisions of this Section 12. Only one such election is permitted by any Eligible Employee during any Purchase Period. Any such cancellation shall be effective upon the delivery by the Eligible Employee of written notice of cancellation to the office or person designated to receive elections. Such notice of cancellation must be so delivered before the close of business on the last business day of the Purchase Period. If an Eligible Employee reduces the amount authorized to be withheld from his/her pay, he/she shall continue to make installment payments at the reduced rate for the remainder of the Purchase Period.

The following three options are available to an Eligible Employee:

(a) He/She may terminate all future contributions and receive in cash, without interest, as soon as administratively practicable after delivery of the notice of cancellation, the amount then credited to his/her account, or

(b) He/She may terminate all future contributions but keep his/her existing contributions in his/her account and receive shares at the end of the Purchase Period according to Plan procedures, or

(c) He/She may reduce the amount of contributions withheld from each paycheck for the remainder of the Purchase Period after delivery of the notice of cancellation.

13. LEAVE OF ABSENCE OR LAYOFF

An Eligible Employee purchasing stock under the Plan who is granted a leave of absence (including a military leave) during the Purchase Period, which absence is for a period of 90 days or less (or if for a period in excess of 90 days, the Eligible Employee's right of reemployment is guaranteed either by statute or by contract), may during such period of absence make payments in cash to the Company in amounts equal to the amounts such payments would have been pursuant to corresponding payroll deductions.

14. EFFECT OF FAILURE TO MAKE PAYMENTS WHEN DUE

If in any payroll period an Eligible Employee who has filed an election to purchase shares under the Plan has no pay or his/her pay is insufficient (after other authorized deductions) to permit deduction of his/her installment payment, such payment may be made in cash at the time. If not so made, the Eligible Employee, when his/her pay is again sufficient to permit the resumption of installment payments, must pay in cash the amount of the deficiency in his/her account or arrange for uniformly increased installment payments so that, assuming the maximum purchase price per share, payment for the maximum number of shares covered by his/her Option will be completed in the last month of the Purchase Period. If the Eligible Employee elects to make increased installment payments, he/she may, nevertheless, at any time, make up the remaining deficiency by a lump sum payment.

Subject to the above and other provisions of the Plan permitting postponement, the Company may, in its sole discretion, treat the failure by an Eligible Employee to make any payment as a cancellation of his/her election to purchase shares. Such cancellation will be effected by mailing notice to him/her at his/her last known business or home address. Upon such mailing, his/her only right will be to receive in cash, without interest, the amount credited to his/her account.

15. DEATH

If an Eligible Employee dies and has an election to purchase shares in effect at the time of his/her death, the legal representative of the deceased Eligible Employee may, within three months from the date of death (but in no event later than the end of the Purchase Period), by delivering written notice to the office or person designated to receive elections, elect to:

(a)   Complete the remaining installment payments in cash,

(b) Make a lump sum payment in the amount of the remaining portion of the purchase price, or

(c) Cancel the election to purchase shares in accordance with the provisions of Section 12.

If no such notice is given within such period, the election will be deemed cancelled as of the date of death, and the only right of such legal representative will be to receive in cash, without interest, the amount credited to the deceased Eligible Employee's account.

16. TERMINATION OF EMPLOYMENT OTHER THAN FOR DEATH

If an Eligible Employee's employment is terminated for any reason other than death prior to the end of the Purchase Period, his/her election to purchase shall thereupon be deemed cancelled as of the date on which his/her employment ended. In such an event, no further payments under such election will be permitted, and the Eligible Employee's only right will be to receive in cash, without interest, the amount credited to his/her account.

17. APPLICATION OF FUNDS, INTEREST

All funds received by the Company in payment for shares purchased under the Plan and held by the Company at any time may be used for any valid corporate purpose.

All cash payments to be made to Eligible Employees hereunder shall be made exclusive of interest.

18. GOVERNMENTAL APPROVALS OR CONSENTS

The Plan shall not be effective unless it is approved by the stockholders of the Company within 12 months after the Plan is adopted by the Board of Directors. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. The Board of Directors may make such changes in the Plan and include such terms in any offering under the Plan as may be necessary or desirable, in the opinion of counsel, so that the Plan will comply with the rules and regulations of any governmental authority and so that Eligible Employees participating in the Plan will be eligible for tax benefits under the Code or the laws of any state.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                         CENTENNIAL COMMUNICATIONS CORP.

                                 OCTOBER 2, 2003

PROOF # 7

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.
--------------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
      ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X

                                                                                                               FOR  AGAINST  ABSTAIN
1. Election of Directors:                                2.  Proposal to approve the Centennial Communications
                                                             Corp. and Its Subsidiaries 2003 Employee Stock    [ ]    [ ]      [ ]
                                                             Purchase Plan.

                             NOMINEES:                   3.  Proposal to ratify the selection by the           [ ]    [ ]      [ ]
                                                             Audit Committee of  Deloitte & Touche
                                                             LLP as independent auditors for the Company
                                                             for the fiscal year ending May 31, 2004.

[ ] FOR ALL NOMINEES         [ ] Anthony J. de Nicola    4.  In their discretion, the named proxies are        [ ]    [ ]      [ ]
                             [ ] Lawrence H. Guffey          authorized to vote in accordance with their
                             [ ] James R. Matthews           own judgment upon such other matters as may
[ ] WITHHOLD AUTHORITY       [ ] Thomas E. McInerney         properly come before the Annual Meeting.
    FOR ALL NOMINEES         [ ] James P. Pellow
                             [ ] Michael J. Small        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
[ ] FOR ALL EXCEPT           [ ] David M. Tolley         DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION
    (See instructions        [ ] J. Stephen Vanderwoude  IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL
    below)                   [ ] Ellen C. Wolf           NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3 AND THE PROXIES
                                                         WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED
                                                         TO IN ITEM 4.

INSTRUCTION: To withhold authority to vote for           THE  UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THE NOTICE OF
any individual nominee(s), mark "FOR ALL EXCEPT"         ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT. THE
and fill in the circle next to each nominee you          UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN.
wish to withhold, as shown here: [ ]
                                                         PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
                                                         THE ENCLOSED ENVELOPE.

To change the address on your account, please check         I CONSENT TO VIEW ALL FUTURE PROXY STATEMENTS AND ANNUAL REPORTS
the box at right and indicate your new address in the       ONLINE; PLEASE DO NOT MAIL PAPER COPIES TO ME.
address space above. Please note that changes to the
registered name(s) on the account may not be
submitted via this method.   [ ]


Signature of Stockholder                  Date:          Signature of Stockholder                     Date:
                        ----------------       ------                            ------------------        ---------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                        ANNUAL MEETING OF STOCKHOLDERS OF
                         CENTENNIAL COMMUNICATIONS CORP.

                                 OCTOBER 2, 2003

                            PROXY VOTING INSTRUCTIONS

PROOF # 6

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                     - OR -

TELEPHONE - Call toll-free 1-800-PROXIES from COMPANY NUMBER any touch-tone telephone and follow the instruc- tions. Have your control number and proxy card ACCOUNT NUMBER available when you call.

                                     - OR -

INTERNET - Access "WWW.VOTEPROXY.COM" and CONTROL NUMBER follow the on-screen instructions. Have your control number available when you access the web page.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

--------------------------------------------------------------------------------



  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
      ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

                                                                                                             FOR  AGAINST  ABSTAIN
1. Election of Directors:                                     2.  Proposal to approve the Centennial         [ ]    [ ]      [ ]
                                                                  Communications Corp. and Its Subsidiaries
                                                                  2003 Employee Stock Purchase Plan.

                         NOMINEES:

[ ] FOR ALL NOMINEES     [ ] Anthony J. de Nicola             3.  Proposal to ratify the selection by the    [ ]    [ ]      [ ]
                         [ ] Lawrence H. Guffey                   Audit of Committee Deloitte & Touche LLP
                         [ ] James R. Matthews                    as independent auditors for the  Company
[ ] WITHHOLD AUTHORITY   [ ] Thomas E. McInerney                  for the fiscal year ending May 31, 2004.
    FOR ALL NOMINEES     [ ] James P. Pellow
                         [ ] Michael J. Small                 4   In their discretion, the named proxies are
[ ] FOR ALL EXCEPT       [ ] David M. Tolley                      authorized to vote in accordance with
   (See instructions     [ ] J. Stephen Vanderwoude               their own judgment upon such other matters
    below)               [ ] Ellen C. Wolf                        as may properly come before the
                                                                  Annual Meeting.                            [ ]    [ ]      [ ]

                                                              THIS PROXY WHEN PROPERLY EXECUTED WILL BE
                                                              VOTED IN THE MANNER DIRECTED HEREIN BY THE
                                                              UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS
                                                              INDICATED, THIS PROXY WILL BE VOTED FOR THE
                                                              ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR
                                                              PROPOSALS 2 AND 3 AND THE PROXIES WILL USE
                                                              THEIR DISCRETION WITH RESPECT TO ANY MATTERS
                                                              REFERRED TO IN ITEM 4.

INSTRUCTION: To withhold authority to vote for any            THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT
individual nominee(s), mark "FOR ALL EXCEPT" and fill         OF A COPY OF THE NOTICE OF ANNUAL MEETING OF
in the circle next to each nominee you wish to                STOCKHOLDERS AND THE PROXY STATEMENT. THE
withhold, as shown here:  [ ]                                 UNDERSIGNED HEREBY REVOKES ANY PROXY OR
                                                              PROXIES HERETOFORE GIVEN.

                                                              PLEASE VOTE, SIGN, DATE AND RETURN THIS
                                                              PROXY CARD PROMPTLY USING THE ENCLOSED
                                                              ENVELOPE.

                                                                 I CONSENT TO VIEW ALL FUTURE PROXY STATEMENTS AND
                                                                 ANNUAL REPORTS ONLINE; PLEASE DO NOT MAIL PAPER
                                                                 COPIES TO ME.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

Signature of Stockholder                    Date:             Signature of Stockholder                    Date:
                        ------------------       -------                              -----------------        ------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF # 3

                         CENTENNIAL COMMUNICATIONS CORP.
                             3349 ROUTE 138, BLDG A.
                                 WALL, NJ 07719
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Thomas J. Fitzpatrick and Tony L. Wolk, and each of them, proxies of the undersigned, with full power of substitution, to vote all common stock of Centennial Communications Corp., a Delaware corporation (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, October 2, 2003, or at any adjournment or adjournments thereof, with all the power the undersigned would possess if personally present, on the following matters:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)